UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                 August 10, 2005
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          1-9792                                          63-0949734
          ------                                          ----------
  (Commission File Number)                     (IRS Employer Identification No.)


   32 Wilson Boulevard 100
      Addison, Alabama                                               35540
      ----------------                                               -----
(Address of Principal Executive Offices)                          (Zip Code)

                                 (256) 747-9800
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
                  ----------------------------------------------

        (a) On August 10, 2005, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended July 2, 2005. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------
        (c)       Exhibits

                      Exhibit 99.1 Press Release dated August 10, 2005.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CAVALIER HOMES, INC.
                                                          (Registrant)


Date: August 10, 2005                                By /s/ Michael R. Murphy
                                                        -----------------------
                                                            Michael R. Murphy
                                                    Its Chief Financial Officer

                                  Exhibit Index
                                  -------------
         Exhibit                  Description
         -------                  -----------
         99.1                     Text of Press Release dated August 10, 2005.

                                                                EXHIBIT 99.1

From:             CAVALIER HOMES, INC.
Approved by:      David Roberson
Subject:          Second Quarter Results
Contact:          Mike Murphy (256) 747-9800

              CAVALIER ANNOUNCES PROFITABLE SECOND QUARTER RESULTS

Addison, Ala. (August 10, 2005) - Cavalier Homes, Inc. (Amex: CAV) today announced financial results for the second quarter and six months ended July 2, 2005. A summary of the Company's report follows (in thousands, except per share amounts):

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

                                                       Second Quarter Ended                 Six Months Ended
                                                    ----------------------------      -----------------------------
                                                    July 2,          June 26,            July 2,         June 26,
                                                      2005              2004              2005             2004
                                                    ----------       -----------      -----------       -----------
Revenue                                            $    59,290       $    53,867      $   116,968       $    98,121
                                                   ===========       ===========      ===========       ===========
Income (loss) before income taxes                          706              (839)          (1,838)           (2,843)
Income tax provision (benefit)                              56                 9              (85)                9
Equity in earnings of equity-method
   investees                                               119               249              368               371
                                                   -----------       -----------      -----------       -----------
Net income (loss)                                  $       769       $      (599)     $    (1,385)      $    (2,481)
                                                   ===========       ===========      ===========       ===========
Net income (loss) per share,
   basic and diluted                               $      0.04       $     (0.03)     $     (0.08)      $     (0.14)
                                                   ===========       ===========      ===========       ===========
Weighted average shares outstanding:
   Basic                                                18,036            17,895           18,034            17,800
                                                   ===========       ===========      ===========       ===========
   Diluted                                              18,229            17,895           18,034            17,800
                                                   ===========       ===========      ===========       ===========

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "Although market conditions remain challenging, we are pleased the Company reported continued progress in building revenue in the second quarter. Cavalier also benefited from certain gains during the quarter on the sale of real property, primarily related to our recently closed plant in Fort Worth, Texas. These results track with our previously expressed expectations and further demonstrate the success we have achieved in removing excess capacity and costs from our operations.

         "Home manufacturing sales and floor shipments in the second quarter, while higher on a year-over-year basis, did not increase at the same pace as the first quarter due in part to the closing of our Fort Worth plant, which contributed about 10% of our home manufacturing sales and floor shipments in the second quarter last year and approximately 5% of the same in the first quarter of 2005," Roberson continued. "On the other hand, it was our only unprofitable home manufacturing plant operating in 2004, so even with some trailing expenses in the second quarter related to the closing, our gross profit and the level of our selling, general and administrative expenses to revenue improved against both the second quarter last year and the first quarter of 2005." Roberson noted that revenue gains for the first half of the year may not be indicative of those of last half of the year due to the unusually weak first quarter of 2004.

         "Looking ahead, we know the growth of industry shipments continues to be restrained by inadequate lending sources for both wholesale and retail sales," Roberson added. "However, we are hopeful to remain profitable during the second half of the year even without any FEMA shipments in our plan for 2005, which provided a significant boost to our home manufacturing sales in the last half of 2004. This optimism is based in part on expected margin improvement versus the first half of the year, as higher selling prices begin to catch up with the rapid cost increases we experienced, as we continue to eliminate trailing costs from the Fort Worth plant, and with the conclusion of first-half product promotions. Moreover, the steps we have taken to improve our products, cost structure, and efficiency have positioned us to be more competitive in this environment, and to participate fully in the expansion that will occur if and when additional financing capacity develops."

         Revenue for the second quarter increased 10% from the same period last year. The increase reflected primarily higher home manufacturing sales - the largest component of revenue, which rose 9% to $55,863,000 for the quarter versus $51,226,000 for the second quarter of 2004. Floor shipments increased 4% to 2,690 floors in the second quarter of 2005 versus 2,579 floors in the same period last year. Revenue from retail sales for the second quarter totaled $2,646,000, up 35% from the year-earlier quarter, primarily because of the addition of one new retail location during the past year. Financial services revenue increased 15% in the second quarter to $781,000.

         Gross profit for the second quarter increased 7% or $621,000 to $9,340,000 from $8,719,000 due to higher shipment volume for the period. Gross margin for the second quarter declined to 15.8% versus 16.2% in the same quarter last year, primarily because of continued increases in raw material costs. However, the Company's gross profit improved on a sequential basis from 14.4% in the first quarter of 2005.

         During the second quarter, selling, general and administrative expenses declined $939,000 to $8,340,000 from $9,279,000 in the year-earlier period, primarily reflecting gains of approximately $578,000 on the sales of property in Fort Worth and two previously closed retail locations. The decline also reflected the ongoing elimination of trailing costs from closed facilities. Selling, general and administrative expenses were 14% of revenue in the second quarter of 2005 versus 17% in the second quarter of 2004. The Company had impairment charges for severance benefits totaling $98,000 in the second quarter of 2005 associated with the Fort Worth plant closing, but did not incur any impairment charges in the year-earlier period.

         Cavalier's revenue for the first half of 2005 rose 19% compared with the first half of 2004. Home manufacturing sales increased 19% to $111,217,000 for the year-to-date period versus $93,408,000 in the same period last year. First half shipments rose 17% to 5,514 floors compared with 4,699 floors in the first six months of 2004. Revenue from retail sales in the first six months of 2005 was $4,457,000, up 28% from the year-earlier period, and primarily reflected the contribution of one new retail location opened during the past year. Financial services revenue in the first half of 2005 increased 6% to $1,294,000.

         Gross profit for the first half of 2005 increased 8% or $1,352,000 to $17,663,000 from $16,311,000 on higher shipment volume. Gross margin for the first six months of 2005 declined to 15.1% versus 16.6% in the same period last year, primarily because of higher raw material costs, production inefficiencies associated with the closing of the Company's plant in Fort Worth, and costs related to product promotions in the first half of 2005. During the first half of 2005, selling, general and administrative expenses declined 3% to $18,189,000 from $18,656,000 in the year-earlier period, mainly reflecting the impact of second-quarter gains from the sale of real estate. Selling, general and administrative expenses were 16% of revenue in the first half of 2005 versus 19% of revenue in the first half of 2004. Impairment charges, associated with the closing of the Company's Fort Worth plant, totaled $1,021,000 for the first six months of 2005; there were no impairment charges in the year-earlier period.

         Mike Murphy, Cavalier's Chief Financial Officer, added comments on the Company's financial position. He noted that Cavalier ended the second quarter with cash totaling $19,033,000 versus $17,821,000 at the same time last year, even as increasing volume resulted in higher levels of accounts receivable and inventories. The combined total for accounts receivable and inventory at the end of the second quarter was $29,492,000 versus $25,058,000 at the end of the second quarter of 2004.

         Currently, the Company has $4,340,000 outstanding under the $10,000,000 real estate portion of its bank credit facility, which matures in 2017. During the quarter, Cavalier used $2,350,000 of the proceeds from the sale of real estate to reduce the outstanding amount under this portion of the facility. None of the $25,000,000 revolving line of credit component of the bank credit facility was outstanding at quarter's end, and $7,991,000 of this amount was currently available based on underlying collateral.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. A public, listen-only simulcast of Cavalier Homes' second quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (August 11, 2005) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until September 11, 2005.

         With the exception of historical information, the statements made in this press release, including those containing the words "think" and "believe," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2004, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended April 2, 2005, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

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


                                                Cavalier Homes, Inc.
                                               Data Sheet - Unaudited
                                         (In thousands, except per share amounts)

                                                       Second Quarter Ended                Six Months Ended
                                                   -----------------------------    ------------------------------
                                                       July 2,       June 26,           July 2,         June 26,
STATEMENT OF INCOME SUMMARY                             2005           2004              2005             2004
                                                   -------------  --------------    -------------    -------------
Home manufacturing net sales                       $      55,863  $       51,226    $     111,217    $      93,408
Financial services                                           781             679            1,294            1,221
Retail                                                     2,646           1,962            4,457            3,492
                                                   -------------  --------------    -------------    -------------
   Total revenue                                   $      59,290  $       53,867    $     116,968    $      98,121
                                                   =============  ==============    =============    =============

Cost of sales                                             49,950          45,148           99,305           81,810
                                                   -------------  --------------    -------------    -------------

   Gross profit                                            9,340           8,719           17,663           16,311

Selling, general and administrative                        8,340           9,279           18,189           18,656
Impairment and other related charges                          98              --            1,021               --
                                                   -------------  --------------    -------------    -------------
Operating income (loss)                                      902            (560)          (1,547)          (2,345)
                                                   -------------  --------------    -------------    -------------
Other income (expense):
   Interest expense                                         (290)           (311)            (556)            (589)
   Other, net                                                 94              32              265               91
                                                   -------------  --------------    -------------    -------------
                                                            (196)           (279)            (291)            (498)
                                                   -------------  --------------    -------------    -------------
Income (loss) before income taxes                            706            (839)          (1,838)          (2,843)
Income tax provision (benefit)                                56               9              (85)               9
Equity in earnings of equity method investees                119             249              368              371
                                                   -------------  --------------    -------------    -------------
Net income (loss)                                  $         769  $         (599)   $      (1,385)   $      (2,481)
                                                   =============  ==============    =============    =============

Basic and diluted income(loss) per share           $        0.04  $        (0.03)    $      (0.08)   $       (0.14)
                                                   =============  ==============     =============    =============

Weighted average shares outstanding:
   Basic                                                  18,036          17,895           18,034           17,800
                                                   =============  ==============    =============    =============
   Diluted                                                18,229          17,895           18,034           17,800
                                                   =============  ==============    =============    =============



                                                       Cavalier Homes, Inc.
                                               Data Sheet - Unaudited (Continued)
                                           (In thousands, except per share amounts)

                                                       Second Quarter Ended                Six Months Ended
OPERATING DATA SUMMARY                                 July 2,       June 26,          July 2,          June 26,
Manufacturing sales:                                    2005           2004             2005              2004
                                                   -------------  --------------    -------------    -------------
Floor shipments                                            2,690           2,579            5,514            4,699
Home shipments:
     Single section                                          206             212              472              373
     Multi-section                                         1,229           1,172            2,503            2,151
                                                   -------------  --------------    -------------    -------------
Total shipments                                            1,435           1,384            2,975            2,524
Shipments to company-owned retail locations                  (68)            (47)            (117)             (88)
                                                   -------------  --------------    -------------    -------------
Wholesale shipments to independent retailers               1,367           1,337            2,858            2,436
                                                   =============  ==============    =============    =============

Retail sales:
     Single section                                           21              16               31               24
     Multi-section                                            41              35               68               62
                                                   -------------  --------------    -------------    -------------
Total sales                                                   62              51               99               86
                                                   =============  ==============    =============    =============
Cavalier produced homes sold                                  58              43               91               75
                                                   =============  ==============    =============    =============
Used homes sold                                                4               8                8               11
                                                   =============  ==============    =============    =============
Independent exclusive dealer locations                       119             123              119              123
Company-owned stores                                           4               3                4                3
Home manufacturing facilities -- operating                     6               7                6                7
Installment loan purchases                         $      12,179  $       10,291    $      18,774    $      17,166

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      19,033    $      17,821
Accounts receivable, less allowance for losses                                              9,699            8,317
Inventories                                                                                19,793           16,741
Other current assets                                                                        7,837            5,295
                                                                                    -------------    -------------
   Total current assets                                                                    56,362           48,174
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         29,707           35,671
Other assets                                                                               10,248           10,156
                                                                                    -------------    -------------
   Total assets                                                                     $      96,317    $      94,001
                                                                                    =============    =============

Current portion of long-term debt                                                   $       1,480    $       1,794
Other current liabilities                                                                  42,369           39,717
                                                                                    -------------    -------------
   Total current liabilities                                                               43,849           41,511
                                                                                    -------------    -------------
Long-term debt                                                                              7,995           11,952
Other long-term liabilities                                                                   415            1,164
Stockholders' equity                                                                       44,058           39,374
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $      96,317    $      94,001
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $      12,513    $       6,663
Current ratio                                                                            1.3 to 1         1.2 to 1
Ratio of long-term debt to equity                                                        0.2 to 1         0.3 to 1
CIS installment loan portfolio                                                      $      12,408    $      11,011
Number of shares outstanding                                                               18,038           17,932
Stockholders' equity per share                                                      $        2.44    $        2.20
